Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2009 RESULTS
— Continuing Difficult Market Conditions —
— Good Cost Management and Solid Cash Flow Generation —
COLUMBUS, Ohio, USA — July 23, 2009 — Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2009. Provided below are the highlights:
•	Sales in local currency declined by 14% in the quarter. Reported sales decreased 21% due to a negative 7% currency impact.
•	Net earnings per diluted share as reported (EPS) were $0.81, compared with $1.38 in the second quarter of 2008. Adjusted EPS was $1.17, a 16% decline from the prior year amount of $1.40. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.
Second Quarter Results
Olivier Filliol, President and Chief Executive Officer, stated, “Continued challenging market conditions, combined with a difficult second quarter 2008 comparison, contributed to the sales and earnings declines in the quarter. However, the implementation of our Cost Reduction Program is well advanced and has proven very effective in helping to lessen the impact of the current environment. We continue to be diligent in our execution of various other initiatives to gain market share and improve margins. Finally, our cash flow generation continues to be strong.”
EPS was $0.81, compared with the prior year amount of $1.38. Adjusted EPS was $1.17, compared with the prior year amount of $1.40.
Sales were $407.4 million, compared with $515.6 million in the prior year, reflecting a 14% decline in local currency sales. Reported sales declined by 21% due to a negative 7% currency impact. By region, local currency sales decreased 18% in Europe, 15% in the Americas and 6% in Asia / Rest of World. Adjusted operating income amounted to $61.7 million, an 18% decrease over the prior year amount of $75.2 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $74.0 million, compared with $75.9 million in 2008.
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Six-Month Results
EPS was $1.81, compared with the prior year amount of $2.44. Adjusted EPS was $2.12, compared with the prior year amount of $2.41.
Sales were $781.5 million, compared with $954.6 million in the prior year, reflecting an 11% decline in local currency sales. Reported sales declined by 18% due to a negative 7% currency impact. By region, local currency sales decreased 14% in Europe, 13% in the Americas and 3% in Asia / Rest of World. Adjusted operating income amounted to $114.0 million, a 15% decrease over the prior year amount of $133.5 million.
Cash flow from operations was $108.9 million, compared with $84.0 million in 2008.
Cost Reduction Program
The Company previously announced a Cost Reduction Program aimed at reducing costs by approximately $100 million annually. The Program consists primarily of work force reductions and other cost efficiency measures. Total restructuring charges associated with the Program are expected to be $40 million, of which $28.7 million has been incurred to date.
Outlook
The Company reiterated that forecasting continues to be difficult given the ongoing uncertainty in the global economy. Management narrowed its range for 2009 local currency sales decline to -10% to -12%. Management increased its Adjusted EPS estimate by $0.07 to a new range of $4.92 to $5.42. Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items.
Looking ahead to the third quarter 2009, the Company noted that comparisons with last year will continue to be difficult due to strong local currency sales growth in the third quarter 2008. The Company anticipates local currency sales will decline in the range of -13% to -15%, and Adjusted EPS will be in the range of $1.13 to $1.17 for the third quarter.
While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS. EPS guidance would require an estimate of non-recurring items for 2009, which are not yet known.
Conclusion
Filliol concluded, “We are taking decisive actions to deal with the challenging economy and to ensure a strong competitive position once markets recover. We continue to execute well, not only in our Cost Reduction Program, but also in our sales and marketing efforts which are strengthening our leadership across our business lines. Our strong franchise and our track record for execution give us the foundation to operate successfully in this environment. We remain convinced we will emerge from this downturn in a stronger competitive position.”
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Other Matters
The Company will host a conference call to discuss its second quarter results today (Thursday, July 23) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.
METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world’s largest supplier of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found at “www.mt.com.”
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2009		% of sales	June 30, 2008	% of sales

Net sales	$407,442	(a)	100.0	$515,605	100.0
Cost of sales	201,208		49.4	256,594	49.8

Gross profit	206,234		50.6	259,011	50.2

Research and development	22,075		5.4	26,704	5.2
Selling, general and administrative	122,488		30.1	157,097	30.5
Amortization	2,814		0.7	2,667	0.5
Interest expense	6,760		1.6	6,028	1.1
Other charges (income), net	14,110		3.5	500	0.1

Earnings before taxes	37,987		9.3	66,015	12.8

Provision for taxes	10,256		2.5	17,164	3.3

Net earnings	$27,731		6.8	$48,851	9.5

Basic earnings per common share:
Net earnings	$0.82			$1.42
Weighted average number of common shares	33,690,179			34,471,397

Diluted earnings per common share:
Net earnings	$0.81			$1.38
Weighted average number of common and common equivalent shares	34,192,595			35,320,765
Note:

(a)	Local currency sales decreased 14% as compared to the same period in 2008.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2009		% of sales	June 30, 2008	% of sales

Earnings before taxes	$37,987			$66,015
Amortization	2,814			2,667
Interest expense	6,760	(b)		6,028
Other charges (income), net	14,110	(c)		500

Adjusted operating income	$61,671	(d)	15.1	$75,210	14.6

Notes:

(b)	Includes costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million during the three months ended June 30, 2009.

(c)	Includes a restructuring charge of $13.9 million which primarily represents severance and lease termination costs during the three months ended June 30, 2009.

(d)	Adjusted operating income decreased 18% as compared to the same period in 2008.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2009		% of sales	June 30, 2008	% of sales

Net sales	$781,521	(a)	100.0	$954,560	100.0
Cost of sales	387,365		49.6	474,397	49.7

Gross profit	394,156		50.4	480,163	50.3

Research and development	43,645		5.6	50,958	5.3
Selling, general and administrative	236,523		30.3	295,699	31.0
Amortization	5,497		0.7	5,072	0.5
Interest expense	12,001		1.4	11,877	1.3
Other charges (income), net	23,470		3.0	2,175	0.2

Earnings before taxes	73,020		9.4	114,382	12.0

Provision for taxes	11,410		1.5	27,252	2.9

Net earnings	$61,610		7.9	$87,130	9.1

Basic earnings per common share:
Net earnings	$1.83			$2.50
Weighted average number of common shares	33,660,699			34,795,360

Diluted earnings per common share:
Net earnings	$1.81			$2.44
Weighted average number of common and common equivalent shares	34,094,423			35,648,993
Note:

(a)	Local currency sales decreased 11% as compared to the same period in 2008.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended			Six months ended
	June 30, 2009		% of sales	June 30, 2008	% of sales

Earnings before taxes	$73,020			$114,382
Amortization	5,497			5,072
Interest expense	12,001	(b)		11,877
Other charges (income), net	23,470	(c)		2,175

Adjusted operating income	$113,988	(d)	14.6	$133,506	14.0

Notes:

(b)	Includes costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million during the six months ended June 30, 2009.

(c)	Includes a restructuring charge of $22.3 million which primarily represents severance and lease termination costs during the six months ended June 30, 2009.

(d)	Adjusted operating income decreased 15% as compared to the same period in 2008.
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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2009	December 31, 2008

Cash and cash equivalents	$119,726	$78,073
Accounts receivable, net	286,296	348,614
Inventory	157,849	170,613
Other current assets and prepaid expenses	79,724	73,565

Total current assets	643,595	670,865

Property, plant and equipment, net	290,908	285,008
Goodwill and other intangibles	525,248	520,721
Other non-current assets	197,858	187,462

Total assets	$1,657,609	$1,664,056

Short-term debt	$6,006	$12,492
Accounts payable	84,553	111,442
Accrued and other current liabilities	294,411	300,938

Total current liabilities	384,970	424,872

Long-term debt	398,464	441,588
Other non-current liabilities	282,887	294,349

Total liabilities	1,066,321	1,160,809

Shareholders’ equity	591,288	503,247

Total liabilities and shareholders’ equity	$1,657,609	$1,664,056

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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Cash flow from operating activities:
Net earnings	$27,731	$48,851	$61,610	$87,130
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	7,304	7,690	14,353	14,994
Amortization	2,814	2,667	5,497	5,072
Deferred taxation	(6,935)	(5,804)	(10,797)	(6,255)
Excess tax benefits from share-based payment arrangements	(164)	(460)	(202)	(679)
Other	2,984	2,543	5,847	1,993
Increase in cash resulting from changes in operating assets and liabilities	40,289	20,390	32,586	(18,224)

Net cash provided by operating activities	74,023	75,877	108,894	84,031

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	49	172	1,917	12,648
Purchase of property, plant and equipment	(11,568)	(12,831)	(24,020)	(20,210)
Acquisitions	—	(304)	(170)	(304)

Net cash used in investing activities	(11,519)	(12,963)	(22,273)	(7,866)

Cash flows from financing activities:
Proceeds from borrowings	109,713	45,103	167,905	169,135
Repayments of borrowings	(185,191)	(49,250)	(217,333)	(93,972)
Debt issuance costs	(602)	—	(602)	—
Debt extinguishment costs	(1,301)	—	(1,301)	—
Proceeds from exercise of stock options	1,649	1,236	4,609	2,455
Excess tax benefits from share-based payment arrangements	164	460	202	679
Repurchases of common stock	—	(57,614)	—	(156,225)
Other financing activities	(758)	681	(1,078)	758

Net cash used in financing activities	(76,326)	(59,384)	(47,598)	(77,170)

Effect of exchange rate changes on cash and cash equivalents	2,778	1,310	2,630	5,307

Net (decrease) increase in cash and cash equivalents	(11,044)	4,840	41,653	4,302

Cash and cash equivalents:
Beginning of period	130,770	80,684	78,073	81,222

End of period	$119,726	$85,524	$119,726	$85,524

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$74,023	$75,877	$108,894	$84,031
Excess tax benefits from share-based payment arrangements	164	460	202	679
Payments in respect of restructuring activities	9,738	—	14,312	—
Proceeds from sale of property, plant and equipment	49	172	1,917	12,648
Purchase of property, plant and equipment	(11,568)	(12,831)	(24,020)	(20,210)

Free cash flow	$72,406	$63,678	$101,305	$77,148

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METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS
LOCAL CURRENCY SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW	Total

Three Months Ended June 30, 2009	-18%	-15%	-6%	-14%

Six Months Ended June 30, 2009	-14%	-13%	-3%	-11%
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
					%					%
	2009		2008		Growth	2009		2008		Growth

EPS as reported, diluted	$0.81		$1.38		-41%	$1.81		$2.44		-26%

Restructuring charge, net of tax	0.30	(a)	—			0.48	(a)	—

Debt extinguishment and financing costs, net of tax	0.04	(b)	—			0.04	(b)	—

Purchased intangible amortization, net of tax	0.02	(c)	0.02	(c)		0.04	(c)	0.04	(c)

Discrete tax items	—		—			(0.25	)(d)	(0.07	)(e)

Adjusted EPS, diluted	$1.17		$1.40		-16%	$2.12		$2.41		-12%

Notes:

(a)	Represents the EPS impact of restructuring charges of $13.9 million ($10.2 million after tax) for the three months ended June 30, 2009 and $22.3 million ($16.3 million after tax) for the six months ended June 30, 2009, which primarily include severance and lease termination costs.

(b)	Represents the EPS impact of costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million ($1.3 million after tax) for both the three and six months ended June 30, 2009.

(c)	Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.7 million and $0.6 million for the three months ended June 30, 2009 and 2008, respectively and $1.3 million for both the six months ended June 30, 2009 and 2008, respectively.

(d)	Discrete tax items for the six months ended June 30, 2009 pertain to the EPS impact of a net tax benefit of $8.3 million primarily related to the favorable resolution of certain prior year tax matters.

(e)	The discrete tax item for the six months ended June 30, 2008 pertains to the EPS impact of a tax benefit of $2.5 million related to favorable withholding tax law changes in China.
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